EXHIBIT 99.2
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                    [Orient-Express Hotels Ltd. News Release]


ORIENT-EXPRESS HOTELS NOT IN TALKS WITH INDIAN HOTELS COMPANY LTD

Hamilton, Bermuda, September 18, 2007. Orient-Express Hotels Ltd. (NYSE: OEH, www.orient-express.com) today stated that it has received the letter from The Indian Hotels Company Limited (IHCL) dated September 14, 2007 and included in IHCL's SEC Schedule 13-D filing dated September 17, 2007 and has reviewed the press release issued by IHCL on the same date.

Following a meeting of the Board of Directors of Orient-Express Hotels, President and Chief Executive Officer Paul White confirmed that Orient-Express Hotels' management has not entered into strategic discussions with IHCL, the Taj hotels group or any of their affiliates. The company has today responded to IHCL stating that it does not wish to pursue the proposals for discussion contained in their letter.

The Orient-Express Hotels portfolio of hotels and other travel related services is aimed specifically at the top end of the luxury travel market, and the company believes its future growth plans should continue to focus on this segment as an independent company.



ENDS



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